UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2026

AtlasClear Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41956	92-2303797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2203 Lois Ave., Ste. 814 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

(727) 446-6660
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

Commercial Bancorp Share Purchase Agreement

On February 5, 2026, AtlasClear Holdings, Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with Commercial Bancorp, a Wyoming corporation (“Commercial Bancorp”), and each of the shareholders of Commercial Bancorp (collectively, the “Sellers”). The Purchase Agreement provides for the Company to acquire (the “Acquisition”) from the Sellers all of the outstanding shares (the “Shares”) of common stock of Commercial Bancorp, which is the owner of all of the outstanding stock of Farmers State Bank, a Wyoming state-chartered member bank (the “Bank”), subject to the terms and conditions set forth in the Purchase Agreement. As previously disclosed, the Company had previously entered into an agreement and plan of merger, as amended, to acquire Commercial Bancorp, which agreement has expired in accordance with its terms.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to purchase the Shares from the Sellers for consideration consisting of a combination of cash and shares of the Company’s common stock (“Common Stock”), with the total amount of consideration to be determined based on (i) each Seller’s election to receive cash, shares of Common Stock, or a combination thereof, (ii) the adjusted book value of the operational potion of the equity capital of Commercial Bancorp as of the closing of the Acquisition (the “Closing”), determined in accordance with the provisions of the Purchase Agreement (the “ABV”), (iii) the value of the existing building and land comprising the physical location of the Bank (the “Premises”), and (iv) Commercial Bancorp’s net operating loss as reflected on its most recent tax return prior to the Closing, multiplied by the maximum corporate federal income tax rate in effect as of the date of the Closing (the “NOL Tax Benefit”). Each Seller may elect (the “Election”) to receive an amount equal to any of the following three options: (i) three times such Seller’s pro rata portion of the ABV, plus such Seller’s pro rata portion of the value of the Premises and the NOL Tax Benefit, payable one-third in cash and two-thirds in shares of Common Stock; (ii) two times such Seller’s pro rata portion of the ABV, plus such Seller’s pro rata portion of the value of the Premises and the NOL Tax Benefit, payable entirely in cash; or (iii) three times such Seller’s pro rata portion of the ABV, plus such Seller’s pro rata portion of the value of the Premises and the NOL Tax Benefit, payable entirely in shares of Common Stock. The Company has agreed to make an earnest money deposit payment in the amount of $100,000 to Commercial Bancorp within two business days of the execution of the Purchase Agreement, which deposit will be applied to the cash portion of the consideration payable at the Closing or, if the Closing does not occur under certain circumstances, retained by Commercial Bancorp.

The shares of Common Stock to be issued pursuant to the Purchase Agreement will be valued based on either the closing price of the Common Stock on the date of execution of the Purchase Agreement ($0.23), or on the business day immediately preceding the date of the Closing, at each Seller’s option. The Company has agreed to file with the Securities Exchange Commission (the “SEC”), by the later of 90 days following the date of the Purchase Agreement and ten business days following the deadline for each Seller to make an Election, a resale registration statement with respect to the shares of Common Stock issuable pursuant to the Purchase Agreement (the “Resale Registration Statement”).

The obligations of each of the Sellers and the Company under the Purchase Agreement are subject to specified conditions, including, among other matters: (i) the receipt of all required regulatory approvals, (ii) the Resale Registration Statement having been declared effective by the SEC, such that all shares of Common Stock to be issued pursuant to the Purchase Agreement shall be registered for resale and freely tradeable, (iii) the receipt of certain specified third-party consents, and (iv) the absence of any injunctions being entered into or law being adopted that would make the Transaction illegal.

The Purchase Agreement contains customary representations and warranties of Commercial Bancorp and the Bank, the Sellers and the Company. It also contains customary covenants, including (i) covenants providing for each of the parties to use reasonable best efforts to cause the Acquisition to be consummated and to receive all required regulatory approvals, including from the Federal Reserve Board and the Wyoming Division of Banking, (ii) covenants providing for Commercial Bancorp and the Bank to carry on their respective businesses in the ordinary course of business, and to refrain from taking certain actions, during the period between the execution of the Purchase Agreement and the Closing, and (ii) granting the Company observation rights with respect to meetings of the boards of directors of Commercial Bancorp and the Bank during the between the execution of the Purchase Agreement and the Closing. Commercial Bancorp, the Bank and the Sellers have also agreed not to initiate, solicit, encourage or otherwise facilitate the making of any proposal or offer relating to alternate transactions or, engage in any discussions or negotiations with respect to alternate transactions.

The Purchase Agreement contains termination rights for each of the Sellers and the Company, including, without limitation, in the event that (i) any governmental entity issues a non-appealable final order denying approval of the Acquisition; (ii) the Transaction is not consummated within two years of the execution of the Purchase, subject to extension under certain circumstances; or (iii) the other party breaches its representations, warranties or covenants under the Purchase Agreement which would give rise to the failure of a closing condition and such breach is not cured with 30-days of receipt of written notice of such breach.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers, Commercial Bancorp, the Bank or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Sellers, Commercial Bancorp, the Bank or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the shares of Common Stock to be issued pursuant to the terms of the Purchase Agreement is incorporated herein by reference. The shares of Common Stoc to be issued pursuant to the Purchase Agreements have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 8.01 Other Events.

On February 10, 2026, the Company issued a press release announcing, among other things, the transactions described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Exhibit
2.1*	Share Purchase Agreement, dated as of February 5, 2026, by and among AtlasClear Holdings, Inc., Commercial Bancorp and the shareholders of Commercial Bancorp.
99.1	Press release dated February 10, 2026.
104	Cover page interactive data file (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: February 10, 2026		/s/ John Schaible
	Name:	John Schaible
	Title:	Executive Chairman